BDO Dunwoody LLP Chartered Accountants and Advisors	Royal Bank Plaza, 33rd Floor P.O. Box 32 Toronto, Ontario Canada M5J 2J8 Telephone: (416) 865-0200 Telefax: (416) 865-0887

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this annual report of Creative Vistas, Inc. (referred to herein as the "Predecessor") on Form 10-KSB of our report dated February 24, 2005 relating to the balance sheet of the Predecessor as of December 31, 2003 and the related statements of operations, stockholders' equity (deficiency) and other comprehensive income and cash flows for the period from January 1, 2004 to September 29, 2004 and for the year ended December 31, 2003, appearing in the annual report.

(Signed)    BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario

April 15, 2005

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

BDO Dunwoody LLP Chartered Accountants and Advisors	Royal Bank Plaza, 33rd Floor P.O. Box 32 Toronto, Ontario Canada M5J 2J8 Telephone: (416) 865-0200 Telefax: (416) 865-0887

 Consent of Independent Registered Public Accounting Firm

                We hereby consent to the use in this annual report of Creative Vistas, Inc. (referred to herein as the "Successor" of the "Company") on Form 10-KSB of our report dated March 9, 2005 relating to the consolidated balance sheet of the Company as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficiency) and other comprehensive income and cash flows for the period from September 30, 2004 to December 31, 2004, appearing in the annual report.

(Signed)    BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario

April 15, 2005

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario